SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          GlobeTel Communications Corp.
                (Name of Registrant as Specified In Its Charter)
                   ------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

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

                          GLOBETEL COMMUNICATIONS CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 11, 2005

To the Stockholders of GlobeTel Communications Corp.:

      NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Annual Meeting") of GlobeTel Communications Corp., a Delaware corporation (the "Company"), will be held at Wyndham Hotel, 1870 Griffin Road, Dania Beach, Florida 33004, on Thursday, August 11, 2005 at 6:00 p.m., E.S.T., for the following purposes:

1. To elect 6 individuals to serve as members of the Company's Board of Directors to hold office until the Company's annual meeting of stockholders to be held in 2006 and until their successors are duly elected and qualified;

2. To ratify the appointment of Dohan and Company, CPAs, PA as independent auditors of the Company for the fiscal year ending December 31, 2004;

3. To increase the number of authorized common shares from 100 million to 150 million;

4.    To ratify the 2004 Employee Stock Option; and

5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

      All stockholders are cordially invited to attend; however, only stockholders of record at the close of business on June 17, 2005, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

      The Board of Directors recommends that you vote FOR the Board's nominees to serve as directors and FOR Proposals 2, 3, and 4.

                       By Order of the Board of Directors

                                            Timothy M. Huff
                                            Chief Executive Officer and Director

July 8, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                          GLOBETEL COMMUNICATIONS CORP.
                           9050 Pines Blvd., Suite 110
                          Pembroke Pines, Florida 33024
                      ------------------------------------

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                 AUGUST 11, 2005
                      ------------------------------------

                                  INTRODUCTION

         The accompanying proxy is solicited by the Board of Directors of GlobeTel Communications Corp. (the "Company," "we", "us" and similar terms) to be voted at the Annual Meeting of Stockholders to be held at the Wyndham Hotel, 1870 Griffin Road, Dania Beach, Florida 33004 on Thursday, August 11, 2005 at 6:00 p.m., E.S.T. (the "Annual Meeting"), and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specifications are indicated, the shares will be voted in accordance with the recommendation of the Board with respect to each matter submitted to the Company's stockholders for approval. Abstentions and broker non-votes will not be voted, but will be counted for determining the presence of a quorum.

         The cost of preparing and mailing the enclosed proxy materials, which is estimated to be approximately $25,000, will be borne by the Company. The Company may use the services of its officers and employees (who will receive no additional compensation) to solicit proxies. In addition to the use of the mails, proxies may be solicited by telephone, mailgram, facsimile, telegraph, cable, email and personal interview. The Company intends to request banks and brokers holding shares of the Company's common stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their out-of-pocket expenses. The Company may also retain the services of a solicitation firm to aid in the solicitation of proxies. If it does so, the Company will pay the fees and expenses of such firm.

         A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the offices of the Company for a period of at least ten days preceding the Annual Meeting.

                          VOTING AT THE ANNUAL MEETING

         The shares entitled to vote at the Annual Meeting consist of shares of the Company's common stock (the "Common Stock"), with each share entitling the holder to one vote. At the close of business on June 17, 2005, the record date for the Annual Meeting, there were issued and outstanding 74,438,519 shares of the Company's common stock. This Proxy Statement and the accompanying form of proxy are first being sent to the stockholders on or about July 12, 2004.

         Each proxy that is properly signed and received prior to the Annual Meeting will, unless revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated, the shares will be voted FOR the election of the nominees for director listed in this proxy statement; FOR ratification of the appointment of Dohan and Company, CPAs, PA; FOR the increase of authorized shares to 150 million; FOR the Employee Stock Option and Award Plan; and FOR the approval of such other business that may properly come before the Annual Meeting or any postponement or adjournment thereof. A stockholder who has given a proxy may revoke such proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation or duly executed proxy bearing a later date to the Secretary of the Company or by attending the meeting and voting in person.

         A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of the Company's common stock, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting. The inspector of election will determine whether or not a quorum is present at the Annual Meeting. The inspector of election will treat abstentions as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum.

         The six (6) nominees for director shall be elected as directors of the Company if they receive the affirmative vote of a majority of the shareholders of common stock present in person or represented by proxy at the Annual Meeting. The vote required for ratification of Dohan and Company, CPAs, PA as our independent auditors for the fiscal year ending December 31, 2005, is the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting. The vote required for the amendment of the Articles of Incorporation to increase the number of authorized shares is the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting. The vote required to ratify the 2004 Employee Stock Option Plan is the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting. For purposes of determining stockholder approval of such proposals, abstentions will be treated as shares of common stock voted against adoption of such proposals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company regarding the beneficial ownership of shares of common stock as of June 28, 2005, by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors,
(iii) each of the Company's executive officers, and (iv) all executive officers and directors as a group. Unless otherwise indicated, each person has sole investment and voting power with respect to all shares shown as beneficially owned.

         Unless otherwise indicated, the address of each beneficial owner is 9050 Pines Blvd, Suite 110, Pembroke Pines, Florida 33024.

                                                Common Shares Beneficially Owned
Name of Beneficial Owner                        Number                Percentage

Przemyslaw L. Kostro, Chairman                    646,077               0.8%
Timothy M. Huff, CEO and Director               4,012,389               4.9%
Mitchell A. Siegel, Sr. VP and Director         2,311,429               2.8%
Thomas Y. Jimenez, CFO                          1,791,269               2.2%
Leigh Coleman, President and Director             918,336               1.1%
Kyle McMahan, Director                             31,985                *
Laina Raveendran Green, Director                   22,075                *
All executive officers and directors of the
 Company as a group (seven persons,
                     excluding nominees)        9,733,560               11.9%

                                   Proposal 1

                              ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

         Six directors will be elected at the Annual Meeting. The nominees for director, if elected, will serve until the annual meeting of stockholders to be held in 2006 and until his successor is duly elected and qualified. Our Bylaws currently authorize a Board consisting of not less than one or more than thirteen persons, and our Board currently provides for seven directors. These provisions, together with provisions of our articles of incorporation and by-laws, allow the Board to fill vacancies or increase its size, and may deter or hinder a shareholder from removing incumbent directors and filling such vacancies with its own nominees in order to gain control of the Board.

         All nominees have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named nominees. In case any of the nominees become unavailable for election to the Board of Directors, which is not anticipated, the persons named as proxies shall have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. Vacancies on the Board may be filled by the remaining director or directors, even though less than a quorum, for the unexpired term of such vacant position. Michael Molen, currently a director, has elected not to be re-nominated to serve another year as a director. Mr. Molen has no dispute with the Company that led to his decision not to seek renomination The Board of Directors shall nominate someone to fill this vacancy during the year. The Board of Directors and the Nominating Committee require more time than is available prior to the filing of this proxy statement to locate a qualified candidate. Mr. Molen will be pursuing other business opportunities and will support the Board in its search for a qualified independent director. He will continue to work with the Company's Sanswire Networks LLC subsidiary to develop world-wide opportunities.

         The following persons have been nominated for election to the Board of
Directors:

Name                                Age             Current Position

Przemyslaw L. Kostro                42              Chairman

Timothy M. Huff                     38              Chief Executive
                                                      Officer & Director

Laina Raveendran Greene             41              Director

Leigh A. Coleman                    55              President & Director

Mitchell A. Siegel                  57              Senior Vice President
                                                    & Director

Kyle McMahan                        46              Director

Business Experience

        Przemyslaw L. Kostro was first elected to the Board of Directors in November 2001. From November 2001 to April 2002, Mr. Kostro also served as the chief executive officer of the Company before relinquishing the position to the current chief executive officer. Over the past five years, Mr. Kostro has been engaged in international business, and has been providing professional and consulting services to several public and private entities. He also currently serves as chairman of Wafao S.A., a Polish company and director of Caterham Financial Management, a Malaysian company. Since November 2003, Mr. Kostro has also been serving as a director of Consolidated Global Investments, Ltd. (formerly known as Advantage Telecommunications, Ltd.), a publicly-held Australian company and 71% owned subsidiary of the Company as of June 30, 2004.

        Timothy M. Huff has served as chief executive officer and as a member of the Board of Directors since 2002. From 1999 through 2001 Mr. Huff served as president of Vista Net LLC, a VOIP carrier. Mr. Huff has over eighteen years experience in international telecom business that included working with Sprint and MCI International, where he was involved in the construction of MCI's first international gateways. Since November 2003, Mr. Huff has also been serving as a director of Consolidated Global Investments, Ltd. (formerly known as Advantage Telecommunications, Ltd.), a publicly-held Australian company and 71% owned subsidiary of the Company as of June 30, 2004.

        Leigh Coleman has served as president of the Company since November 2003. Mr. Coleman also serves as Managing Director of Global Asia Pacific Pty Ltd., an Australian company located in Melbourne Australia and has held that position since July 2003. He was Managing Director of Tennyson Networks Limited, a manufacturer of Smart Office Exchange, from 2001 to 2003 and served as Asian Pacific director for Nobel Systems, an Atlanta-based call center and customer contact company. From 1998 through 2000, Mr. Coleman was CEO of a private company, Fusion International Software, a software consulting company. From 1989 to 1993, Mr. Coleman was CEO of Verisol USA, Inc., a subsidiary of the international firm, Blydenstein Willink, NV, where he also served as Executive Director. Since November 2003, Mr. Coleman has also been serving as CEO and a director of Consolidated Global Investments, Ltd. (formerly known as Advantage Telecommunications, Ltd.), a publicly-held Australian company, and is 71% owned by GlobeTel as of June 30, 2004. Mr. Coleman holds a Masters in Business Administration degree, and has lectured on Strategic Management at Curtin University in Australia.

         Laina Raveendran Greene joined the Board in February 2005. She started her career in the telecommunications and Internet industry in 1986, and has since worked for the International Telecommunications Union (ITU) in Geneva, Switzerland, INTELSAT in Washington DC, and with Singapore Telecommunication Ltd in Singapore. In 1996 she started a telecommunications consultancy firm serving clients such as Telecom Italia, Cisco Systems, ITU, Asia Pacific Network Information Centre, IDRC, etc. In 1998, she started another company GetIT Multimedia offering e-learning and e-communications solutions for high tech clients such as Cisco Systems, IDC, Nokia, and other such companies. Apart from her consultancy and business solutions experience, she has served as Secretary General of the Asia Pacific Internet Association, served as the Singapore representative to the Pacific Economic Cooperation Council, taught a masters of law program on International Telecommunications at the National University of Singapore, Faculty of Law and currently serves advisory board on infocommunications related organizations such as being on the International Advisory Board of the Asia Pacific Development Information Program (APDIP), a United Nations Development Program (UNDP) initiative. She is a graduate of law from the National University of Singapore, Faculty of Law, has a Master of Law from Harvard University Law School and did graduate studies at the Graduate Institute of International Studies in Geneva, Switzerland.

         Mitchell A. Siegel serves as Senior Vice President and has served as a member of the Board of Directors since May 2002. From 1996 through May 2002, he served as a consultant to the Company and was instrumental in defining the Company's role as a licensed telecommunications company. Mr. Siegel graduated from American University, holding a Bachelors Degree in Business Administration and has completed Masters Degree courses in finance at C.C.N.Y - Bernard Baruch School of Finance.

        Kyle McMahan has served on our Board of Directors for one year. From 1989 to 2003, Mr. McMahan served as chief executive officer of Southern Mortgage Reporting, Inc., a credit reporting agency. From April 2001 through September 2003 he served as chairman of INFO 1 Co., Inc., a company that organized, planned and financed the startup of new businesses in the credit reporting industry. Mr. McMahan has served as a board member of The Mortgage Bankers Association of Georgia and The National Credit Reporting Association.

Information Concerning the Board of Directors

         During the year ended December 31, 2004, the Company's Board of Directors held four (4) meetings. Each member of the Board participated in each action of the Board. Two of the members of the Company's Board of Directors qualify as being "independent." These two members are Laina Green and Kyle McMahon. Ms. Green did not participate in any board meetings in 2004 as she was appointed to the Board in February 2005.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company did not have a formal audit committee during year ended December 31, 2004. The Board of Directors, acting as an audit committee, met two
(2) times during year ended December 31, 2004 to review the professional services provided by the Company's independent auditors, the independence of its auditors from management, the Company's annual financial statements and its system of internal accounting controls. The audit committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. Messrs. Kostro, Huff, Siegel, McMahan and Coleman qualify as "financial experts" as defined by the SEC.

         In 2005, the Board created an audit committee consisting of the Boards two independent directors and adopted a formal charter.

     The Company did not have a formal compensation committee during fiscal year ended December 31, 2004. The Board of Directors, acting as a compensation committee, met two (2) times during the year ended December 31, 2004 to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, award of stock options and reimbursement of certain business related costs and expenses. The Company has not adopted a formal compensation committee charter.

         The Company does not have a nominating committee. The Board of Directors, acting as a nominating committee, met four (4) times during year ended December 31, 2004, to recommend candidates who will be nominated as management's slate of directors at the annual meeting of stockholders. The Company has not adopted a formal nominating committee charter.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, and reports, furnished to the Company for the fiscal year ended December 31, 2004, by certain of the Company's directors, officers, or stockholders beneficially owning more than 10% of any class of equity securities of the Company, there were no failures to file any necessary forms under Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year.

EXECUTIVE COMPENSATION

         The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company during the last fiscal year by our chief executive officer and each executive officer whose aggregate annual compensation exceeded $100,000 and who were executive officers of the Company at December 31, 2004 (all of the individuals named in the following table are collectively defined as the "Named Executive Officers"). The Company does not have a pension plan or a long-term incentive plan, has not issued any restricted stock awards and has not granted any stock appreciation rights as of this date. The Company has granted stock options. See "Option Grants and Holdings" and "Employee Benefit Plan."


                           Summary Compensation Table
                                                                                                Securites
                                                                                  Restricted    Underlying     LTIP    All
                                                                  Other Annual   Stock Awards  Options/SARs   Payouts Other Comp.
Name and Principal Position     Year   Salary ($)    Bonus ($)   Compensation ($)    ($)           (#)          ($)       ($)
---------------------------------------------------------------------------------------------------------------------------------
Przemyslaw L. Kostro Chairman   2004         0             0       443,750 (c)           0             0         0         0
Przemyslaw L. Kostro Chairman   2003         0             0             0               0             0         0         0
Przemyslaw L. Kostro Chairman   2002         0             0             0               0             0         0         0
Timothy M. Huff, CEO            2004   200,000 (a)   200,000 (b)    18,750 (c)   1,418,394 (d)                             0
Timothy M. Huff, CEO            2003   175,000 (a)         0             0               0             0         0         0
Timothy M. Huff, CEO            2002   150,000 (a)         0             0               0             0         0         0
Leigh A. Coleman President
  Since June 2004               2004    70,780 (a)   125,000 (b)    50,031 (c)     472,798 (d)         0         0         0
Mitchell A. Siegel, COO         2004   175,000 (a)   175,000 (b)    18,750 (c)     945,596 (d)         0         0         0
Mitchell A. Siegel, COO         2003   150,000 (a)         0             0               0             0         0         0
Mitchell A. Siegel, COO         2002   125,000 (a)         0             0               0             0         0         0
Thomas Y. Jimenez, CFO          2004   175,000 (a)   175,000 (b)    14,063 (c)     709,197 (d)         0         0         0
Thomas Y. Jimenez, CFO          2003   150,000 (a)         0             0               0             0         0         0
Thomas Y. Jimenez, CFO          2002   125,000 (a)         0             0               0             0         0         0
Lawrence E. Lynch
  Sr. VP Since August 2004      2004    37,500 (a)    37,500 (b)         0               0             0         0         0
Joseph Seroussi, CTO
  Since November 2004           2004    25,000 (a)    31,250 (b)         0         472,798 (d)         0         0         0
Michael Molen, Director
  Since April 2004              2004         0 (c)         0        18,750 (d)           0             0         0         0
Kyle McMahan, Director
  Since May 2004                2004         0 (c)         0        18,750 (d)           0             0         0         0

(a) Effective January 1, 2002, GlobeTel entered into a three-year employment agreements with its key management. For the year 2002, the agreements provided for annual compensation of $150,000 for its Chief Executive Officer (CEO), $125,000 each for its Chief Financial Officer (CFO) and Chief Operating Officer
(COO) and $75,000 each for its Chief Administrative Officer (CAO) and VP of Network Operations. Further, there remained an employment contract with its former President, as described below, which called for a salary of $100,000 per annum through 2003.

In 2003, the base compensation increased to $175,000 for its CEO, $150,000 each for its CFO and COO, $90,000 each for its CAO and VP of Network Operations.

In 2004, the base compensation increases to $200,000 for its CEO, $175,000 each for its CFO and COO, $120,000 for the Controller (formerly the CAO) and $110,000 for its VP of Network Operations. Also, GlobeTel hired a new President at an annual compensation of $125,000 in June 2004, a Senior Vice President (Sr. VP) at an annual compensation of $100,000 in August 2004, and a Chief Technology Officer (CTO) at an annual compensation of $125,000 in November 2004.

Accrued but unpaid base compensation of $82,500 for the CEO, $57,500 for the CFO and $58,333 for the COO (a total of $198,333) were owed as of December 31, 2004. These amounts were paid in January 2005.

(b) In addition to the base compensation, the employment agreements provide for payment of bonuses that at a minimum equal the executives' base compensation, unless otherwise agreed to by the executives. As of December 31, 2003 and 2002, the executives all agreed not to receive bonuses they are entitled to pursuant to the employment agreements. For 2004, the executives did receive the bonuses as entitled to under the agreements. The President received a bonus equal to his gross annual base compensation, the Sr. VP received a bonus equal to his amount of gross compensation received during 2004, and the CTO received a bonus equal to his amount of gross compensation received during 2004. All executive bonuses for 2004 were included in the 2004 Stock Options Plan (see Note 22 to financial statements) and paid with stock options.

(c) The Company's Directors received stipends of $6,250 per quarter, beginning the second quarter of 2004, for a total of $18,750 per director for 2004. The CFO, who functioned as treasurer reporting to the Board, received stipends equal to 75% of the directors' stipends, or $4,688 per quarter, beginning the second quarter of 2004, for a total of $14,063. All Directors' stipends were paid with stock options (see Note 22 to financial statements).

In addition, the Chairman received additional stock compensation of $425,000, for services rendered providing assistance in expanding our business and services world-wide and in obtaining funding for us.

(d) Pursuant to an Officers' Stock Option Grant plan approved by the Board (see
Note 22 to financial statements), certain officers are entitled to receive stock options in amounts which, after the exercise of such options, would effect ownership of various percentages of the total shares then issued and outstanding. The following officers received options for restricted shares in the following percentages: CEO - 3%, COO - 2%, CFO - 1.5%, Director and former President - 1.0%, current President - 1%, and CTO - 1%.

* In September 2003, the Board of Directors authorized the issuance of stock options totaling 47,751,200 shares to the officers of the Company in return for the forgiveness of $683,168 in accrued salaries and $33,100 in other accrued expenses through December 31, 2002. The stock options were exercisable at the lower of $.015 per share or 50% of the closing market price. In December 2003, the board of directors authorized the issuance of stock options totaling 16,333,333 shares to the officers of the Company in return for the forgiveness of $245,000 in accrued salaries through December 31, 2003. The stock options were exercisable at the lower of $.015 per share or 50% of the closing market price. On January 8, 2004, the officers exercised their rights to convert the stock options into common stock at $.015 and as a result, the Company issued 64,084,533 shares of common stock in January 2004, in accordance with the stock option agreements.

(1) The salary for Mr. Huff and Mr. Jimenez includes stock grants paid in lieu of cash. Mr. Huff received 7,500,000 shares in return for the forgiveness of $112,500 in accrued salaries and Mr. Jimenez received 1,166,667 shares in return for the forgiveness of $17,500 in accrued salaries.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table provides certain summary information concerning stock options held as of December 31, 2004, by Named Executive Officers. The value of unexercised in-the-money options at December 31, 2004, is based on the value of our common shares on December 31, 2004 ($1.665 per split adjusted share).

                               Number of Securities Underlying                 Value of Unexercised in-the-money
         Name              Unexercised Options at December 31, 2004              Options at December 31, 2004
        -------          ---------------------------------------------     ------------------------------------------

                            EXERCISABLE     UNEXERCISABLE                  EXERCISABLE        UNEXERCISABLE
                            -----------     -------------                  -----------        -------------
Timothy M. Huff              2,412,898                  0                 $2,388,769.02             0
Mitchell A. Siegel           1,680,989                  0                 $1,664,179.11             0
Thomas Y. Jimenez            1,325,557                  0                 $1,312,301.43             0
                               912,043                  0                   $902,922.57             0



                             OPTION GRANTS IN LAST
                                   FISCAL YEAR

     The following table sets forth information regarding the grant of stock options to the Named Executive Officers during the year ended December 31, 2004.

              # of Securities % of Total Options
                   Underlying Granted to Employees
Name                  Options Last Fiscal Year    Exercise Price Expiration Date
------------------ ---------- ------------------ --------------- ---------- ----

Timothy M. Huff     2,412,898      28.12%        $.045               12/31/2007
Mitchell A. Siegel  1,680,989      19.59%        $.045               12/31/2007
Thomas Y. Jimenez   1,325,557      15.45%        $.045               12/31/2007
                      912,043      10.63%        $.045               12/31/2007

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table provides information as of December 31, 2004 about the Company's common stock that may be issued upon the exercise of options granted to employees or members of the Board of Directors under all of the Company's existing equity compensation plans.

--------------------------------------------------------------------------------------------------------------------
                                         Number of securities Weighted-average exercise    Number of securities
                                           to be issued upon     price of outstanding      remaining available
                                              exercise of              options             for future issuance
 Plan Category                            outstanding options                                 under equity
---------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by            None                           -                  None
security holders
---------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders                   8,579,819                    $.045                 20,481,212*

---------------------------------------------------------------------------------------------------------------
Total                                                                                              None
---------------------------------------------------------------------------------------------------------------


* The plan was adopted and ratified by the Board of Directors in 2004. Subsequent to the adoption of the plan it was amended to increase the number of authorized shares to 33,333,333 (as adjusted for the Company's 1 for 15 reverse split effected May 23, 2005). You are being asked to ratify this plan as amended.

EXECUTIVE EMPLOYMENT AGREEMENTS AND CONSULTING AGREEMENTS

        Effective January 1, 2002, the Company entered into three-year employment agreements with its key management. For the year 2002, the agreements provide for annual compensation of $150,000 for its Chief Executive Officer
(CEO), $125,000 each for its Chief Financial Officer (CFO) and Chief Operating Officer (COO) and $75,000 each for its Chief Administrative Officer (CAO) and Vice President of Network Operations. In addition to the base compensation, the employment agreements provide for payment of bonuses that at a minimum equal the executives' base compensation. As of December 31, 2002, the executives all agreed not to receive bonuses they were entitled to as per their respective employment agreement. In 2003, the base compensation increased to $175,000 for its CEO, $150,000 each for its CFO and COO, $90,000 each for its CAO and VP of Network Operations. In 2004, the base compensation increases to $200,000 for its CEO, $175,000 each for its CFO and COO, $120,000 for its CAO and $110,000 for its Vice President of Network Operations. Bonuses for each year will also be equal to the base salaries as a minimum, unless otherwise agreed to by the executives.

        From October 1, 1996 through December 31, 2003, the Company had an employment agreement with its President, Jerrold Hinton, wherein the Company agreed to pay compensation of $100,000 annually. In September 2003, Dr. Hinton resigned effective December 31, 2003 but remained as a member of the board of directors of the Company.

        Pursuant to the above employment agreements, the Company recorded accrued officers' salaries totaling $519,168 as of December 31, 2002.

        In September 2003, the officers agreed to forego their accrued salaries in exchange for stock options at $.015 per share or 50% of the market price as of the exercise date. The officers subsequently exercised their stock options in January 2004.

        As of December 31, 2003, the Company recorded accrued officers' salaries totaling $245,000, which the officers again agreed to forego their accrued salaries in exchange for stock options at $.015 per share or 50% of the market price as of the exercise date. The officers subsequently exercised their stock options in January 2004.

         As of December 31, 2004, the Company recorded accrued officers' salaries totaling $198,333, which were subsequently paid in January 2005

DIRECTOR COMPENSATION

         Directors are reimbursed for their reasonable expenses for attending Board and Board committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2003, the Company received a $500,000 loan from Charterhouse Consultancy Services, a Malaysian company and holder of shares of the Company'stock. This loan payable, as well a previous loan of $311,960 was unsecured, non-interest bearing and have no formal repayment terms. In addition, the Company had an outstanding account payable to Charterhouse for $135,000 in connection with consulting services provided in 2002. During 2004, all of the amounts owing to Charterhouse were paid in full with the issuance of $500,000 of Series B preferred stock. The $3,040 difference between the total amounts payable and amount representing the preferred stock issued was expensed in 2004.

RELATED PARTY PAYABLES

         As of December 31, 2004 and 2003, related party payables were $117,500 and $57,500, respectively. The balances represent short-term, non-interest bearing loans by officers of the Company, due on demand.

                             Approval of Proposal 1

         The six nominees for director that receive the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting shall be elected as directors of the Company.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE DIRECTOR NOMINEES.


                          COMPENSATION COMMITTEE REPORT

         The report of the Compensation Committee of the Board with respect to compensation for the fiscal year ended December 31, 2004 is as follows:

COMPENSATION PHILOSOPHY

         The overall policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each executive officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance.

COMPONENTS OF COMPENSATION

         The principal components of executive officer compensation are generally as follows:

o BASE SALARY. With respect to the Company's executive officers, their base salary is fixed in accordance with the terms of their respective employment agreements. See "Employment Agreements".

o STOCK OPTIONS AND GRANTS. Stock option grants and other stock-based awards, which are designed to further align the interests of each executive officer with those of the shareholders and to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company's business.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         Section 162 (m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation." The Company is currently monitoring the applicability of Section 162(m) to its ongoing compensation arrangements. The Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible by reason of Section 162 (m).

                                               Board Of Directors
                                               Sitting as Compensation Committee

                             AUDIT COMMITTEE REPORT

         The Board of Directors, acting as the Audit Committee oversees the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

         The Audit Committee discussed with Company's independent auditors the overall scope and plans for their respective audit. The Audit Committee meets with the independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

         The Company's independent accountants also provided to the Audit Committee the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accountants' independence.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                                  Board of Directors
                                                  Sitting as an Audit Committee

                                   Proposal 2

                      PROPOSAL TO RATIFY THE APPOINTMENT OF

       DOHAN AND COMPANY, CPAS, PA AS INDEPENDENT AUDITORS OF THE COMPANY

                  FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005

         At the Annual Meeting, stockholders will be requested to ratify the Board of Directors' engagement of Dohan and Company, CPAs, PA for the fiscal year ending December 31, 2005.

Fees to Auditors

         Audit Fees: The aggregate fees, including expenses, billed by Dohan and Company, CPAs, PA in connection with the audit of the Company's consolidated financial statements for the most recent fiscal year and for the review of the Company's financial information included in its Report on Form 10-KSB and its quarterly reports on Form 10-KSB during the year ended December 31, 2004 and year ended December 31, 2003 was $75,530 and $67,322, respectively.

         Audit Related Fees: The aggregate fees, including expenses, billed by Dohan and Company, CPAs, PA for services reasonably related to the audit for the year ended December 31, 2004, and year ended December 31, 2003, were approximately $75,530 and $60,000, respectively.

         All Other Fees: The aggregate fees, including expenses, billed for all other services rendered to the Company by Dohan and Company, CPAs, PA during year ended December 31, 2004 and year ended December 31, 2003 were approximately $0 and $7,322, respectively. These non-audit fees relate to corporate compliance and SEC compliance services performed for the Company.

General

         It is not expected that representatives of Dohan and Company, CPAs, PA will be present at the Annual Meeting. Although the Board of Directors of the Company is submitting the appointment of Dohan and Company, CPAs, PA for shareholder ratification it reserves the right to change the selection of Dohan and Company, CPAs, PA as auditors, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after shareholder ratification. If the appointment is not ratified, our Board will consider whether it should select other independent auditors.

Approval of Proposal 2

         The approval of Proposal 2 by the stockholders requires that the votes cast favoring Proposal 2 exceed the votes cast opposing Proposal 2.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF

       DOHAN AND COMPANY, CPAS, PA AS INDEPENDENT AUDITORS OF THE COMPANY

                  FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005

                                   Proposal 3

    AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
            AUTHORIZED COMMON SHARES FROM 100,000,000 TO 150,000,000

         In 2004 and 2005 we continued to acquire companies as part of our strategy to broaden our portfolio of product offerings, to augment our technological capabilities and to expand our geographic markets and distribution channels. As part of this strategy, we may acquire additional companies for these and other business reasons. From time to time, we pay for acquisitions with Globetel stock. The Board believes that the proposed increase in the number of authorized shares is desirable to maintain the company's flexibility in choosing how to pay for acquisitions and other corporate actions such as equity offerings to raise capital and adoption of additional benefit plans. The Board will determine the terms of any such issuance of additional shares.

         If this proposal is approved, all or any of the authorized shares may be issued without further shareowner action (unless such approval is required by applicable law or regulatory authorities) and without first offering those shares to the shareowners for subscription. The issuance of shares otherwise than on a pro-rata basis to all shareowners would reduce the proportionate interest in the company of each shareowner.

         We have not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the company.

         If this proposal is approved, the fourth article of the Certificate of Incorporation of GLOBETEL COMMUNICATIONS CORP. will be amended to read:

                  "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one hundred sixty million (160,000,000) of which one hundred fifty million (150,000,000) shares shall be designated "Common Stock", $.00001 par value per share and of which ten million (10,000,000) shall be designated "Preferred Stock", par value $.001."

Approval of Proposal 3

         The approval of Proposal 3 by the stockholders requires that the votes cast favoring Proposal 3 exceed the votes cast opposing Proposal 3.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES TO ONE HUNDRED
                                 FIFTY MILLION

                                   Proposal 4

                  TO RATIFY THE 2004 EMPLOYEE STOCK OPTION PLAN

         On May 13, 2004 the Board of Directors adopted the 2004 Employee Stock Option Plan. The plan provides for issuance of qualified and non-qualifed options to employees, officers and directors.

         ADMINISTRATION AND AWARDS. The Plan will be administered by the Compensation Committee (the "Committee") of the Board, the members of which are independent within the meaning of applicable rules. The Plan provides for the Committee to make grants each year equal in value to such amount as the Board may determine from time to time. The grants may be in the form of stock options, stock, or restricted stock, or a combination of such forms of compensation, as determined each year by the Committee. Directors who are elected or appointed during a year shall receive a grant having a value equal to a pro-rata portion of that year's grant dollar value. The Plan allows for the issuance of both Qualified and Non-Qualifed options. Options in excess of a value of $100,000 are treated as Non-Qualifed Options under the Plan.

         STOCK. The Committee may grant a portion or all of the annual grant under the Plan in the form of shares of Common Stock.

         EXERCISE. No option is exercisable after the expiration of seven (7) years from the date the option was granted, though the Committee may opt for a shorter term. If an employee is terminated for a reason other than cause, death or disability, their Options shall expire 3 months from the date of their termination, if such option was exercisable at the time of termination. In the case of death or disability, options exercisable at the time of termination shall remain exercisable for up to one year or their orignal date of termination; whichever is sooner. In the event that an employee is terminated for cause, their options shall expire at the commencement of business on the day of their termination.

         SHARES AUTHORIZED. The Plan has authorized 33,333,333 shares of which approximately 24.8 millon remain available for issuance.

         The 2004 Employee Stock Option Plan is attached hereto.

Approval of Proposal 4

         The approval of Proposal 4 by the stockholders requires that the votes cast favoring Proposal 4 exceed the votes cast opposing Proposal 4.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
                        2004 EMPLOYEE STOCK OPTION PLAN

                    INTEREST OF CERTAIN PERSONS IN OPPOSITION

                           TO MATTERS TO BE ACTED UPON

         Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, nominee for director, or associate of the foregoing persons in any matter to be acted on, as described herein.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the annual meeting of stockholders to be held in 2006 must be received by the Company no later than November 30, 2005, in order to have them included in the proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                              ACCOMPANYING REPORTS

         The Company's Annual Report on Form 10-KSB (without exhibits), for the year ended December 31, 2004 and the Company's Quarterly Report on Form 10-QSB (without exhibits), including unaudited consolidated financial statements as at and for the three months ended March 31, 2005, accompany this proxy statement. The exhibits are available without charge to stockholders upon request to Chief Financial Officer, GlobeTel Communications Corp., 9050 Pines Road, Suite 110, Pembroke Pines, Florida 33024.

                                            Timothy M. Huff
                                            Chief Executive Officer and Director

                          GLOBETEL COMMUNICATIONS CORP.

                         ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 11, 2005

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    ASSOCIATED AUTOMOTIVE GROUP INCORPORATED

         The undersigned hereby appoints Thomas Y. Jimenez as proxy with power of substitution and hereby authorizes him to represent and to vote, as designated below, all of the shares of common stock of the Company held of record by the undersigned on June 17, 2005, at the Annual Meeting of Stockholders to be held at the Wyndham Hotel, 1870 Griffin Road, Dania Beach, Florida 33004, on Thursday, August 11, 2005 at 6:00 p.m., EST., and at all adjournments thereof, with all powers the undersigned would possess if personally present. In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

1.    Election of Directors

Nominees:    Przemyslaw L. Kostro;  Timothy M. Huff; Laina Raveendran Green;
             Leigh A. Coleman;  Mitchell A. Siegel; Kyle McMahan

[ ] FOR all nominees [ ] WITHHOLD AUTHORITY [ ] FOR all nominees,except as noted below:

                              Nominee exception(s)


2. Proposal to ratify the Company's appointment of Dohan and Company, CPAs, PA as independent auditors of the Company for the fiscal year ending December 31, 2005.

[  ] FOR              [  ] AGAINST             [  ] ABSTAIN


3. Proposal to increase the number of authorized common shares from 100,000,000 (One Hundred Million) to 150,000,000 (One Hundred Fifty Million).

[  ] FOR              [  ] AGAINST             [  ] ABSTAIN



4.    Proposal to approve the 2004 Employee Stock Option Plan.

[  ] FOR              [  ] AGAINST             [  ] ABSTAIN


      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

      THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

DATED:                                      _________________________________
                                                     (Signature)

                                            ---------------------------------
                                               (Signature if jointly held)

                                            ---------------------------------
                                                    (Printed name(s))

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      IN THE ENCLOSED ENVELOPE. THANK YOU.

Appendix 1
2004 Employee Stock Option



                          GLOBETEL COMMUNICATIONS CORP.
                         2004 EMPLOYEE STOCK OPTION PLAN
                                   AS AMENDED

                          GLOBETEL COMMUNICATIONS CORP.
                         2004 EMPLOYEE STOCK OPTION PLAN

1.    Adoption and Purpose

      GLOBETEL COMMUNICATIONS CORP., a Delaware corporation (the "Company"), adopted its 2004 Employment Stock Option Plan ("Plan") effective May 13, 2004. The purpose of the Plan is to foster and promote the financial success of the Company and increase stockholder value by strengthening the Company's ability to attract and retain qualified Employees and Consultants by furnishing suitable recognition of their efforts which contributed to the success of the Company and to align their interests to the long-term interest of the Company stockholders. The Plan is intended to provide "incentive stock options" within the meaning of that terms under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as non-qualified stock options. Any proceeds of cash or property received by the Company for the sale of GLOBETEL COMMUNICATIONS CORP. common stock, $.00001 par value (the "Common Stock") pursuant to Options granted under this Plan will be used for general corporate purposes.

2.    Administration

      2.2 The Plan shall be administered by a committee (the "Compensation Committee") appointed by the Board of Directors of the Company (the "Board") and composed of at least two Board members. The Compensation Committee shall meet the plan administrator requirements described under Rule 16b-3(c)(2) promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any similar rule which may subsequently be in effect. Any vacancy on the Compensation Committee shall be filled by the Board.

      2.3 Subject to the express provisions of the Plan, the Compensation Committee shall have the sole and complete authority to (i) determine key employees and others to whom awards hereunder shall be granted, (ii) make awards in such form and amounts as it shall determine, (iii) impose such limitations and conditions upon such awards as it shall deem appropriate, (iv) interpret the Plan, prescribe, amend and rescind rules and regulations relating to it,
            (v) determine the terms and provisions of the respective participants' agreement (which need not be identical), and (vi) make such other determinations as it deems necessary or advisable for the administration of the Plan. The decisions of the Compensation Committee on matters within their jurisdictions under the Plan shall be conclusive and binding on the Company and all other persons. No member of the Board or the Compensation Committee shall be liable for any action taken or determined made in good faith.

      2.4 All expenses associated with the Plan shall be paid by the Company or its Subsidiaries.

3.    Definitions

      3.2 "Cause" when used in connection with the termination of a Participant's employment with the Company, shall mean the termination of the Participant's employment by the Company by reason of (i) the conviction of the Participant of a crime involving moral turpitude by a court of competent jurisdiction as to which no further appeal can be taken: (ii) the proven commission by the Participant of any act of fraud upon the Company, (iii) the willful and proven misappropriation of any funds or property of the Company by the Participant; (iv) the willful, continued and unreasonable failure by the Participant in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Participant, without the written approval of the Board of Directors of the Company, in any activity which competes with the business of the Company or which would result in material injury to the company; or (vii) the knowing engagement in any activity which would constitute a material violation of the provisions of the Company's insider trading policy or business ethics policy, if any, then in effect.

      3.3 "Change in Control" shall mean the occurrence of any of the following events.

            (i) any Person becomes, after the effective date of this Plan, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, unless the Board (as constituted immediately prior to such Change In Control) determines in its sole absolute discretion that no Change in Control has occurred.

            (ii) individuals who constitute the Board on the effective date of the Plan cease, for any reason, to constitute at least a majority of the Board of Directors, provided, however, that any person becoming a director subsequent to the effective date of the Plan who was nominated for election by at least 66 2/3% of the Board as constituted on the effective date of the Plan (other than the nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, relating to the election of the Board of Directors, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered a member of the Board as constituted on the effective date of the Plan; or

            (iii) the Board of Directors determines in its sole and absolute discretion that there has been a Change in Control of the Company.

      3.4 "Consultants" shall mean any person who is engaged by the Company or any parent or Subsidiary of the Company to render consulting services and is compensated for such consulting services.

      3.5 "Employee" shall mean any person employed on an hourly or salaried basis by the Company or any parent to Subsidiary of the Company that now exists or hereafter is organized or acquires the Company.

      3.6 The "Fair Market Value" of a share of Common Stock on any date shall be (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are listed or admitted to trading, or (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), or (iii) if not quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Compensation Committee in its absolute discretion. In no event shall the Fair Market Value of any shares of Common Stock be less than its par value.

      3.7 "Incentive Stock Option" shall mean an option which is an "incentive stock option" within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

      3.7 "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced.

      3.8 "Option" shall mean an Option to purchase shares of Common Stock of the Company granted pursuant to this Plan. Each Option shall be identified either as an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

      3.9 "Restricted Stock Award" shall mean a grant of common shares of the Company that have not been registered pursuant to the Securities Act and for which no additional consideration from the Participant is required.

      3.10 "Stock Award" shall mean a grant of common shares ofhte Company that have been registered pursuant to the Securities Act and for which no additional consideration for the Participant is required

      3.11 "Subsidiary" shall mean a corporation (other than the Company) in which the Company directly or indirectly controls 50% or more of the combined voting power of all stock of that corporation.

4.    Eligibility

      The Compensation Committee may grant Options to purchase Common Stock under this Plan to Employees of the Company, or its Subsidiaries, as well as to Consultants. Employees of the Company, as well as the Consultants who are granted Options pursuant to this Plan shall be referred to as "Participants". The Compensation Committee shall determine, within the provisions of the Plan, those persons to whom, and the times at which, Options shall be granted. In making such determinations, the Compensation Committee may take into account the nature of the services rendered by such person, his or her present and potential contributions to the Company's success, and such other factors as the Compensation Committee, in its discretion shall deem relevant. Grants may be made to the same individual on more than one occasion.

5.    Granting of Options

      5.1 Powers of the Compensation Committee. The Compensation Committee shall determine, in accordance with the provisions of the Plan, the duration of each Option, the exercise price of each Option, the time or times within which (during the term of the Option) all or portions of each Option may be exercised, and whether cash, Common Stock, or other property may be accepted in full or partial payment upon exercise of an Option.

      5.2 Number of Options. As soon as practicable after the date an individual is determined to be eligible under Section 4 hereof, the Compensation Committee may, in its discretion, grant to such person a number of Options determined by the Compensation Committee.

6.    Common Stock

      Each Option granted under the Plan shall be convertible into one share of Common Stock, unless adjusted in accordance with the provisions of Section 8 hereof. Options or Restricted Stock Awards may be granted for a number of shares not to exceed, in the aggregate, 33,333,333 shares of Common Stock, subject to adjustment pursuant to Section 8 hereof. For purposes of calculating the maximum number of shares of Common stock that may be issued under the Plan, (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon the exercise of an Option, and (ii) shares tendered by a Participant as payment for shares issued upon exercise of an Option shall be available for issuance under the Plan. Upon the exercise of an Option, the Company may deliver either authorized but unissued shares, treasury shares, or any combination thereof. In the event that any Option granted under the Plan expires unexercised, or is surrendered by a participant for cancellation, or is terminated or ceases to be exercisable for any other reason without having been fully exercised, the Common Stock subject to such Option shall again become available for new Options to be granted under the Plan to any eligible person (including the holder of such former Option) at an exercise price determined in accordance with Section 7.2 hereof, which price may then be greater or less than the exercise price of such former Option. No fractional shares of Common Stock shall be issued, and the Compensation Committee shall determine the manner in which fractional share value shall be treated.

7.    Required Terms and Conditions of Options

      7.1 Award of Options. The Compensation Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Compensation Committee may prescribe, grant to any Participant in the Plan one or more Incentive Stock Options or

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            Non-Qualified Stock Options to purchase for cash or shares the number of shares of Common Stock allotted by the Compensation Committee. However, subject to the provisions of Sections 7.4 and 7.5, Incentive Stock Options may be granted only to Employees. The date an Option is granted shall mean the date selected by the Compensation Committee as of which the Compensation Committee allots a specific number of shares to a Participant pursuant to the Plan.

      7.2 Exercise Price. The exercise price of any Non-Qualified Stock Option granted under the Plan shall be such price as the Compensation Committee shall determine on the date on which such Non-Qualified Stock Option is granted; provided, however, that such stock price may not be less than 50% of the Fair Market Value of a share of Common stock on the date the Option is granted. Except as provided in Section 7.4 hereof, the exercise price of any Incentive Stock Option granted under the Plan shall be not less than 50% of the Fair Market Value of a share of Common Stock on the date on which such Incentive Stock Option is granted. However, after January 1, 2005, the exercise price of any Incentive Stock Option granted under the Plan shall not be less than 100% of the Fairm Market Value of a share of Common Stock on the date on which such Incentive Stock Option is granted.

      7.3 Term and Exercise. Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Compensation Committee on the day on which such Option is granted and as set forth in the agreement evidencing the Option; provided, however, that (A) no Option shall be exercisable after the expiration of seven (7) years from the date such Option was granted; and (B) no Incentive Stock Option granted to a 10% shareholder as set forth in Section 7.4 hereof shall be exercisable after the expiration of five (5) years from the date such Incentive Stock Option was granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan. Each Option shall be exercisable in whole or in part with respect to whole shares of Common Stock. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. On the partial exercise of an Option, the agreement evidencing such Option shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 7.7 hereof.

      7.4   Reserved

      7.5 Maximum Amount of Option Grant. To the extent that the aggregate Fair Market Value (determined on the date the Option is granted) of Common Stock subject to Incentive Stock Options exercisable for the first time by a Participant during any calendar year exceeds $100,000.00, such Option shall be treated as Non-Qualified Stock Options.

      7.6 Method of Exercise. An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no fewer than five business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the agreement evidencing the Option, shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such agreement shall be returned to the Participant. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier's check or wire transfer or (ii) subject to the approval of the Compensation Committee, in shares of Common Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Common Stock with the balance in cash, by certified check, bank cashier's check or wire transfer. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time. Payment in stock may also be exercised through the use of a Cashless Exercise if provided for in the option agreement. Such Cashless Exercise shall allow the Holder to exercise the option by using shares to which the holder is entitled under the option.

7.7 Delivery of Stock Certificates. Certificates for shares of Common Stock purchased on the exercise of an Option or Restricted Stock Award shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised or the Award granted; provided, however, that such delivery shall be effected for all purposes when the stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant.

8.    Adjustments

      8.1 The aggregate number or type of shares of Common Stock with respect to which Options may be granted hereunder, the number or type of shares of Common Stock subject to each outstanding Option, and the exercise price per share for each such Option may all be appropriately adjusted, as the Compensation Committee may determine, for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, consolidation, payment of a shared dividend, or other similar increase or decrease.

      8.2 Subject to any required action by the stockholders, if the Company shall be a party to a transaction involving a sale of substantially all its assets, a merger, or a consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of Common Stock would be entitled to receive as a result of such transaction; provided, however, that all unexercised Options under the Plan may be Cancelled by the Company as of the effective date of any such transaction by giving notice to the holders of such Options of its intention to do so, and by permitting the exercise of such Options during the 30-day period immediately after the date such notice is given.

      8.3 In the case of dissolution of the Company, every Option outstanding hereunder shall terminate; provided, however, that each Option holder shall have 30 days' prior written notice of such event, during which time he shall have a right to exercise his partly or wholly unexercised Options.

      8.4 On the basis of information known to the Company, the Compensation Committee shall make all determinations under this Section 8, including whether a transaction involves a sale of substantially all the Company's assets; and all such determinations shall be conclusive and binding on the Company and all other persons.

      8.5 Upon the occurrence of a Change in Control, the Compensation Committee (as constituted immediately prior to the Change in Control) shall determine, in its absolute discretion, whether each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan or whether each such Option shall continue to vest according to its terms.




9.    Option Agreements

      Each award of Options shall be evidenced by a written agreement, executed by the Participant and the Company, which shall contain such restrictions, terms and conditions as the Compensation Committee may require in accordance with the provisions of this Plan. Option agreements need not be identical. The certificates evidencing the shares of Common Stock acquired upon exercise of an Option may bear a legend referring to the terms and conditions contained in the respective Option agreement and the Plan, and the Company may place a stop transfer order with its transfer agent against the transfer of such shares. If requested to do so by the Compensation Committee at the time of exercise of an Option, each Participant shall execute a certificate indicating that he is purchasing the Common Stock under such Option for investment and not with any present intention to sell the same.

10.   Legal and Other Requirements

      10.1 The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Compensation Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Compensation Committee, in its sole discretion, deems necessary or desirable. The exercise of any Option grated hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participants in writing of its decision to defer the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

      10.2 With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Compensation Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Options) shall be deem automatically to be incorporated by reference into the Plan insofar as Participants subject to Section 16 are concerned. The Compensation Committee may at any time impose any limitations upon the exercise, delivery and payment of any Option which in the Compensation Committee's discretion, are necessary in order to comply with Section 16(b) and the rules and regulations thereunder.

      10.3 A Participant shall have no rights as a stockholder with respect to any shares covered by an Option, or exercised by him, until the date of delivery of a stock certificate to him for such shares. No adjustment, other than pursuant to Section 8 hereof, shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

11.   Non-transferability

      Options: During the lifetime of a Participant, any Option granted to him shall be exercisable only by him or by his guardian or legal representative. No Option shall be assignable or transferable, except by will, by the laws of descent and distribution, or pursuant to certain domestic relations orders. The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option or right.

      Restricted Stock Awards: Shares of stock granted pursuant to a Restricted Stock Award shall only be transferred pursuant to registration under the Securities Act or pursuant to an exemption therefrom. The Company may impose additional restrictions upon transfer at the time of the Award.

12.   No Contract of Employment

      The adoption of this Plan or the grant of any Option shall not be construed as giving a Participant the right to continue employment with the Company or any Subsidiary of the Company. Furthermore, the Company or any Subsidiary of the Company may at any time dismiss a Participant from employment, free from any liability or claim under the Plan, unless otherwise expressed provided in the Plan or any Option agreement.

13.   Effect of Termination of Employment

      13.1 If the employment or consulting, service or similar relationship of a Participant with the Company shall terminate for any reason other than Cause, "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) or the death of the Participant (1) Options granted to such Participant, to extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of three months after such termination, on which date they shall expires, and (b) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its terms.

      13.2 If the employment or consulting, service or similar relationship of a Participant with the Company shall terminate on account of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) or the death of the Participant (a) Options granted to such Participant, to the extent that they were exercisable at the time of termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall expires, and (b) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

      13.3 In the event of the termination of a Participant's employment or other relationship with the Company for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business the date of such termination.

14.   Indemnification of Compensation Committee

      In addition to such other rights of indemnification as they may have as members of the Board or the Compensation Committee, the members of the Compensation Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suite or proceeding (or in connection with any appeal therein), to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suite or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Compensation Committee member is liable for gross negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suite or proceeding a Compensation Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

15.   Withhold Taxes

      Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock will be valued on the date the withholding obligation is incurred.

16.   Newly Eligible Participants

      Except as otherwise provided herein, the Compensation Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any person who become eligible to participate in the Plan.

17.   Termination and Amendment of Plan

      The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, provided, however, that without approval of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at an annual or special meeting of stockholders, no revision or amendments shall (i) increase the number of shares of Common Stock that may be issued under the Plan, except as provided in Section 8 hereof, (ii) materially increase the benefits accruing to individuals holding Options granted pursuant to the Plan, or
      (iii) materially modify the requirements as to eligibility for participation in the Plan.

18.   Gender and Number

      Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender and vice versa, and the singular shall include the plural and the plural shall include the singular.

19.   Governing Law

      The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

20.   Effective Date of Plan

      The effective date of the Plan is May 13, 2004. The Plan, each amendment to the Plan, and each Option granted under the Plan is conditional on and shall be of no force or effect until approval of the Plan and each amendment of the Plan by the holders of a majority of the shares of Common Stock of the Company.